UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2014

MINERALS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11430	25-1190717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, New York, NY	10017-6707
(Address of principal executive offices)	(Zip Code)

(212) 878-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                          Submission of a Matter to a Vote of Security Holders.

On May 14, 2014, the Annual Meeting of Shareholders of Minerals Technologies Inc. (the "Company") was held.  A total of 32,146,288 shares were represented in person or by proxy, or 93.27% of the eligible voting shares.  The matters voted upon and the final results of the vote were as follows:

Item 1.  The nominee for election to the Board of Directors named in the Company's 2014 Proxy Statement was elected for a three-year term based upon the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Duane R. Dunham	28,860,683	2,639,574	646,031

Item 2.  The proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the 2014 fiscal year received the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
31,900,704	236,095	9,489	N/A

Item 3.  The proposal to approve, on an advisory basis, the 2013 compensation of the Company's named executive officers received the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
26,503,162	4,688,364	308,731	646,031

Item 8.01                          Other Events.

On May 13, 2014, the Company's Board of Directors declared a regular quarterly dividend of $0.05 per share on the Company's common stock.  The dividend is payable on June 11, 2014 to shareholders of record on May 28, 2014.  A copy of the press release announcing the dividend declaration is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01                          Financial Statements and Exhibits.

(d)	Exhibits
99.1 Press Release Dated May 13, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALS TECHNOLOGIES INC.
(Registrant)

	By:	/s/ Thomas J. Meek
	Name:	Thomas J. Meek
	Title:	Senior Vice President, General Counsel,
Human Resources, Secretary and Chief
Compliance Officer

Date: May 15, 2014

MINERALS TECHNOLOGIES INC.
EXHIBIT INDEX

Exhibit No. __________	Subject Matter ____________________________________________________________

99.1	Press Release dated May 13, 2014